Master Confirmation of OTC Collared ASAP Minus (VWAP Pricing, Fixed Notional)

Date:

September 21, 2010

To:

Sempra Energy (“Counterparty”)
101 Ash Street
San Diego, CA 92101

Attention:

Richard Vaccari, VP and Treasurer

From:

JPMorgan Chase Bank, National Association (“Bank”)
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

______________________________________________________________________________________

Dear Sir / Madam:

The purpose of this letter agreement (the “Master Confirmation”) and each supplemental confirmation substantially in the form attached hereto as Exhibit A (each, a “Supplemental Confirmation” and the Supplemental Confirmations, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of each of the above-referenced transactions entered into between Counterparty and Bank through its duly authorized agent J.P. Morgan Securities LLC, on the respective Trade Dates specified in the Supplemental Confirmations (each, a “Transaction” and collectively, the “Transactions”).  This Confirmation constitutes a “Confirmation” both on behalf of Bank, as referred to in the Agreement specified below, and on behalf of TBD, as agent of Bank.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, in the event of any inconsistency between the Master Confirmation and any Supplemental Confirmation, the Supplemental Confirmation will govern.  References herein to any “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates.  This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency Cross Border) including the 1994 New York Law Credit Support Annex thereto (the “Master Agreement” or “Agreement”), as if we had executed an agreement in such form (but without any Schedule except for the Credit Support Annex and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation and the collateral provisions of each Supplemental Confirmation) on the Trade Date of the first such Transaction between us.  In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of each Transaction.

The terms of each Transaction to which the Master Confirmation relates are as follows:

General Terms:

Trade:

With respect to each Transaction, Counterparty, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, will purchase from Bank, at a time determined by Bank, as described herein, Shares in an amount equal to the Number of Shares.  The parties hereto acknowledge that in selling Shares, Bank is acting as principal for its own account and has no implied duties (including any fiduciary duty) to Counterparty and any purchases of Shares by Bank in the open market in anticipation of delivery of Shares to Counterparty or otherwise are solely for the account of Bank.

Trade Date:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Buyer:

Counterparty

Seller:

Bank

Shares:

Shares of common stock, without par value, of Counterparty (Symbol: SRE)

Number of Shares:

For each Transaction, the result of the Prepayment Amount divided by the Settlement Price, subject to a maximum number of Shares equal to Maximum Shares and a minimum number of Shares equal to the Minimum Shares.

Maximum Shares:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Minimum Shares:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Initial Share Price:

For each Transaction, the average of the VWAP Prices for each Exchange Business Day during the Hedge Period.

Hedge Period:

For each Transaction, each consecutive Exchange Business Day beginning on the Hedging Initiation Date for such Transaction and ending on the Hedging Completion Date for such Transaction.

Hedging Initiation Date:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Hedging Completion Date:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Initial Hedge Position:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Prepayment:

Applicable

Prepayment Amount:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Prepayment Date:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Exchange:

NYSE

Related Exchange(s):

All Exchanges

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time” in the third line thereof with the words “at any time on any Scheduled Trading Day during the Valuation Period or” after the word “material”.

Initial Share Delivery:

For each Transaction, Bank shall deliver a number of shares specified in the Supplemental Confirmation to Counterparty on the Initial Share Delivery Date.

Initial Share Delivery Date:

For each Transaction, the Prepayment Date.  Each Initial Share Delivery Date shall be deemed to be a “Settlement Date” for purposes of Section 9.4 of the Equity Definitions.

Additional Share Delivery:

For each Transaction, if specified, Bank shall deliver a number of Shares as specified in the Supplemental Confirmation for such Transaction to the Counterparty on the Additional Share Delivery Date for such Transaction.

Additional Share Delivery Date:

For each Transaction, as set forth in the corresponding Supplemental Confirmation. Each Additional Share Delivery Date shall be deemed to be a “Settlement Date” for purposes of Section 9.4 of the Equity Definitions.

Valuation:

Valuation Period:

For each Transaction, each Scheduled Trading Day from and including the Initial Settlement Date (as defined in the corresponding Supplemental Confirmation) for such Transaction to and including the Valuation Date for such Transaction; provided, that with respect to each Suspension Event (if any) affecting such Scheduled Trading Days, Bank may, by written notice to Counterparty (which notice shall not specify the reason for Bank’s election to suspend the Valuation Period), exclude the Scheduled Trading Day(s) on which such Suspension Event has occurred (such days, “Suspension Event Days”) and extend the last possible Valuation Date by the total number of such Suspension Event Days; provided, further, that notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Days in the Valuation Period are Disrupted Days, the Calculation Agent may exclude such Disrupted Days and extend the last possible Valuation Date by the number of such Disrupted Days (in addition to any Suspension Event Days, without duplication).

Suspension Event:

Each and every one of the following events: (i) Bank concludes, in its sole discretion, that Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act (“Regulation M”) or that the “restricted period” in respect of such distribution has not yet been completed; or (ii) Bank reasonably concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Bank), including without limitation any third-party tender offer, for it to refrain from purchasing Shares during any part of the Valuation Period.

Exclusion Mechanics:

For each Transaction, with respect to each Suspension Event Day and Disrupted Day (each, an “Exclusion Day”), the Calculation Agent must determine whether (i) such Exclusion Day should be excluded in full, in which case such Exclusion Day shall not be included for purposes of determining the Settlement Price for such Transaction, or (ii) such Exclusion Day should only be partially excluded, in which case the VWAP Price for such Exclusion Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Exclusion Day effected during the portion of the Scheduled Trading Day unaffected by such event or events, and the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period shall be adjusted by the Calculation Agent for purposes of determining the Settlement Price for such Transaction.  If a Disrupted Day occurs during the Valuation Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day and adjust the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period as it deems appropriate for purposes of determining the Settlement Price for such Transaction based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares or (ii) disregard such day for purposes of determining the Settlement Price for such Transaction and further postpone the Valuation Date for such Transaction, in either case, as it deems appropriate to determine the VWAP Price.

Valuation Date:

For each Transaction, the earlier to occur of the date as set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof) (the “Scheduled Valuation Date”) and any Accelerated Valuation Date for such Transaction.

Accelerated Valuation Date:

For each Transaction, any date, occurring on or after the First Acceleration Date but prior to the Scheduled Valuation Date, designated by Bank to be the Valuation Date; Bank shall notify Counterparty of such designation prior to the opening of trading on the Exchange on the Scheduled Trading Day immediately following such Accelerated Valuation Date.

First Acceleration Date:

For each Transaction, as set forth in the Supplemental Confirmation.

Settlement Terms:

Physical Settlement:

Applicable

Settlement Currency:

USD

Settlement Method Election:

Not Applicable

Settlement Price:

The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Valuation Period minus the Settlement Price Adjustment Amount.

Settlement Price Adjustment

Amount:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Number of Shares

to be Delivered:

A number of Shares equal to (i) the Number of Shares, minus (ii) the sum of (A) Initial Share Delivery and (B) Additional Share Delivery; provided, however, that the Number of Shares to be Delivered cannot be less than zero.

VWAP Price:

The Rule 10b-18 daily volume weighted average price per Share.  For the purpose of calculating the VWAP Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) under the Exchange Act.  Counterparty acknowledges that Bank may refer to the Bloomberg Page “SRE <Equity> AQR SEC” (or any successor thereto), in its discretion, to determine the VWAP Price.

Share Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided, however, that an Extraordinary Dividend occurring with respect to a Transaction shall be an Additional Termination Event under the Agreement with respect to such Transaction, with such Transaction being an Affected Transaction and Counterparty being the sole Affected Party.

Extraordinary Dividends:

Each dividend or distribution payment (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) having an ex-dividend date from and including the Trade Date of a Transaction to but excluding the Valuation Date for such Transaction, other than the payment of the Ordinary Dividend Amount with an ex-dividend date occurring on each Scheduled Dividend Date.  For the avoidance of doubt, the rescheduling of a Scheduled Dividend Date to an earlier date shall result in an Ordinary Dividend Amount payable with an ex-dividend date occurring on such rescheduled day becoming an Extraordinary Dividend.

Ordinary Dividend Amount:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Scheduled Dividend Dates:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Extraordinary Events:

Consequences of Merger Events:

     Share-for-Share:

Modified Calculation Agent Adjustment

     Share-for-Other:

Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

     Share-for-Combined:

Component Adjustment

     Determining Party:

Bank

Consequences of Tender Offers:

     Share-for-Share:

Modified Calculation Agent Adjustment

     Share-for-Other:

Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

     Share-for-Combined:

Component Adjustment

   Determining Party:

Bank

New Share:

The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by inserting at the beginning of subsection (i) the following: “(i) where the Exchange is located in the United States, publicly quoted, traded or listed on the New York Stock Exchange or The NASDAQ Global Select Market (or their respective successors) or otherwise,”.

Announcement Event:

If an Announcement Event occurs, the Calculation Agent will determine in good faith and in a commercially reasonable manner the economic effect of the Announcement Event on the Transaction (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Valuation Date. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect.  “Announcement Event” shall mean the occurrence of the Announcement Date of any event that if consummated would constitute a Merger Event or Tender Offer.

Nationalization, Insolvency or

Delisting:

Cancellation and Payment; provided, that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange or The NASDAQ Global Select Market (or their respective successors); and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange, such exchange shall be deemed to be the Exchange.

   Determining Party:

Bank

Additional Disruption Events:

     Change in Law:

Applicable

     Insolvency Filing:

Applicable

     Increased Cost of Stock Borrow:

Applicable; provided, that Sections 12.9(a)(vii) and 12.9(b)(iv) of the Equity Definitions are amended by deleting the words “at a rate equal to or less than the Initial Stock Loan Rate” and replacing them with “at a rate of equal to or less than 35 basis points”.

   Hedging Party:

Bank

   Determining Party;

Bank

Non-Reliance/Agreements and

Acknowledgements Regarding

Hedging Activities/Additional

Acknowledgements:

Applicable

Partial Early Settlement

Notwithstanding any other provisions of this Confirmation, if Bank (together with its affiliates, as such term is defined under the Exchange Act) acquire or hold a number of Shares or other securities of Counterparty exchangeable for or convertible into Shares that in aggregate would equal or exceed 4.75% of all Shares then issued and outstanding (the “Ownership Limit”), Bank may at any time and from time to time during the term of a Transaction deliver to Counterparty a number of Shares to cause Bank and its affiliates to hold less than the Ownership Limit and Counterparty agrees to take ownership of any such Shares, provided, that Bank has furnished to Counterparty three days’ prior notice in writing specifying a date for settlement (each, a “Special Settlement Date”) and the number of Shares to be delivered by Bank to Counterparty on the Special Settlement Date.  The parties understand and agree that (i) the delivery of the Shares by or on behalf of Bank is irrevocable and that as of any Special Settlement Date Counterparty will be the sole beneficial owner of the Shares for all purposes and (ii) the number of Shares delivered by Bank on any such Special Settlement Date will reduce the number of the number of Shares, if any, to be delivered by Bank in settlement of one or more Transactions.

Registration:

Counterparty hereby agrees that if, in the good faith reasonable judgment of Bank, the Shares (“Hedge Shares”) acquired by Bank for the purpose of hedging its obligations pursuant to any Transaction cannot be sold in the public market by Bank without registration under the Securities Act, Counterparty shall, at its election, assume one of the following obligations: (i) in order to allow Bank to sell the Hedge Shares in a registered offering, make available to Bank an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to Bank, substantially in the form of an underwriting agreement for a registered secondary offering; provided however, that if Bank, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow Bank to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Bank (in which case, the Calculation Agent shall make any adjustments to the terms of such Transaction that are necessary, in its reasonable judgment, to compensate Bank for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the Hedge Shares from Bank at the Closing Price on such Exchange Business Days, and in the amounts, requested by Bank.

Other Share Deliveries in Lieu of Cash Payment:

If Counterparty would be obligated to pay cash to Bank or receive cash from Bank pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares or receive Shares, as the case may be, in satisfaction of such payment obligation or right, then Counterparty may elect that Counterparty deliver to Bank or receive from Bank, as the case may be, a number of Shares having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent taking into account relevant factors, including whether or not the Shares are subject to legal or other restrictions on transfer or acquisition and the costs and expenses associated with disposing of or acquiring such Shares).  Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

1.

Counterparty hereby represents and warrants to Bank that during each Hedge Period:

a.

neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period overlaps or potentially overlaps with the Hedge Period, except for off-market purchases of Shares issued to employees as “restricted shares” pursuant to the Counterparty’s Employee Stock Incentive Plan or the 1998 Long-Term Incentive Plan; and

b.

Counterparty will not be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act.

2.

Bank hereby represents and warrants to Counterparty that during the Hedge Period, it and each person or entity subject to its control or acting on its behalf will use commercially reasonable efforts to purchase Shares to establish its Initial Hedge Position in compliance with the time of purchase, price of purchase and volume of purchase provisions of Rule 10b-18 under the Exchange Act, as if such rule could be applied to such purchases.

Compliance with Securities Laws:

Each party represents and warrants that if such party (“X”) purchases any Shares from the other party pursuant to any Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”).  Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty represents and warrants as of the Trade Date for each Transaction hereunder, that:

(a) Each of its filings under the Exchange Act that are required to be filed from and including the ending date of Counterparty's most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(b) Counterparty is not in possession of material non-public information regarding the Shares or the Counterparty;
(c) Counterparty is not entering into any Transaction to facilitate a distribution of the common stock or in connection with a future distribution of securities;

(d) Counterparty is not entering into any Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(e)  Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); it is the intent of the parties that each Transaction comply with the requirements of Rule l0b5-l(c)(1)(i)(A) and (B) and each Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c) (a “Plan”); Counterparty will not seek to control or influence Bank or TBD to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(l)(i)(B)(3)) under any Transaction, including, without limitation, any decision to enter into any hedging transactions; Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Transaction under Rule 10b5-1;

(f)  Other than as disclosed to Bank in Schedule A hereto, neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the applicable Hedging Initiation Date;

(g)  The purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, and Counterparty is not entering into any Transaction in anticipation of, or in connection with, or to facilitate a self-tender offer or a third-party tender offer;

(h)  Each Transaction is consistent with the publicly announced program of Counterparty to repurchase, from time to time, Shares (the “Repurchase Program”);

(i)  Counterparty has full power and authority to undertake the Repurchase Program, and the Repurchase Program has been duly authorized and remains valid; and

(j)  Counterparty is not engaged in and is not currently contemplating a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M.

Counterparty covenants and agrees that:

(a)  During the term of each Transaction to promptly notify Bank telephonically (which oral communication shall be promptly confirmed by telecopy to Bank) if Counterparty determines that as a result of an acquisition or other business transaction or for any other reason Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M and to promptly notify Bank by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which Counterparty completes the distribution (the “Distribution Period”) and Counterparty shall promptly notify Bank of such completion; for the purposes of this Confirmation, the “term” of a Transaction shall not be considered to have been completed until all Shares required to be transferred to party hereto have been duly transferred and all cash amounts required to be paid to a party hereto have been duly paid;

(b)  Without the prior written consent of Bank, neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period overlaps or potentially overlaps with the term of any Transaction, other than for off-market purchases from employees of Shares issued to employees as “restricted shares” pursuant to the Counterparty’s  1998 Long-Term Incentive Plan; and

(c) Although Counterparty acknowledges that Rule 10b-18 under the Exchange Act cannot be applied to Bank’s purchases of Shares in connection with any Transaction, Counterparty will not take any action that would or could cause Bank’s purchases of Shares during any Transaction term not to comply with Rule 10b-18 under the Exchange Act, as if such rule could be applied to such Transaction.

Counterparty acknowledges and agrees that:

(a)  In connection with each Transaction, Bank will engage in customary hedging activities in its sole discretion and for its own account and that such activities may involve sales or purchases at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of such Transaction; and

(b)  Without limiting the generality of Section 13.1 of the Equity Definitions, Bank is not making any representations or warranties with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:

Account for payments to Counterparty: Union Bank of California

ABA 122 000 496

Acct 070 049 2435

FAO Sempra Energy

Account for payment to Bank:

JPMORGAN CHASE BANK, N.A.

ABA#:  021000021

A/C 099997979

Beneficiary JPMorgan Chase Bank, N.A. New York

Ref:  Derivatives

Bankruptcy Rights:

In the event of Counterparty’s bankruptcy, Bank’s rights in connection with any Transaction shall not exceed those rights held by common shareholders.  For the avoidance of doubt, the parties acknowledge and agree that Bank’s rights with respect to any other claim arising from any Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:

Each of the parties waives any and all rights it may have to set off obligations arising under any Transaction against other obligations between the parties, whether arising under any agreement, applicable law or otherwise.

Collateral:

For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Transfer/Delegation:

Neither Counterparty nor Bank may transfer any of its rights or delegate its obligations under any Transaction with the prior written consent of Bank provided, however, that notwithstanding the foregoing or  any other provision in this Confirmation to the contrary requiring or allowing Bank to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Bank may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Bank’s obligations in respect of any Transaction and any such designee may assume such obligations.  Bank shall be discharged of its obligations to Counterparty to the extent of any such performance.  For the avoidance of doubt, Bank hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Bank’s obligations in respect of any Transaction are not completed by its designee, Bank shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.

Indemnity:

Counterparty agrees to indemnify Bank, its Affiliates and their respective directors, officers, agents and controlling parties (Bank and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any agreement or covenant under this Confirmation, in the Agreement, the Plan or any other agreement relating to the Agreement or any Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto; provided, however, that Counterparty shall not have any liability to any Indemnified Party to the extent that such obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Indemnified Party (and in such case, such Indemnified Party shall promptly return to Counterparty any amounts previously expended by Counterparty hereunder) or (ii) are trading losses incurred by Bank that are not attributable, whether directly or indirectly, to a breach by Counterparty of any agreement, term or covenant herein.

Agency:

Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of Bank (“JPMS”), has acted solely as agent and not as principal with respect to each Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of each Transaction (including, if applicable, in respect of the settlement thereof).  Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under each Transaction. JPMS is authorized to act as agent for Bank.

ISDA Master Agreement

With respect to the Agreement, Bank and Counterparty each agree as follows:

Specified Entities:

(i) in relation to Bank,  for the purposes of:

Section 5(a)(v):

not applicable
Section 5(a)(vi):

not applicable
Section 5(a)(vii):

not applicable
Section 5(b)(iv):

not applicable

and (ii) in relation to Counterparty,  for the purposes of:

Section 5(a)(v):

not applicable
Section 5(a)(vi):

not applicable
Section 5(a)(vii):

not applicable
Section 5(b)(iv):

not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Bank or to Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Bank or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement:  (i) Loss shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)

For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement.  In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)

For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)

Bank represents that it is a national association organized under the laws of the United States

(ii)

Counterparty represents that it is a corporation incorporated under the laws of California.

Delivery Requirements:  For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Each party	Executed Supplemental Confirmation, substantially in the form of Exhibit A hereto, in respect of each Transaction	On or before the corresponding Trade Date	Yes

Addresses for Notices:  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Bank:

Address:

JPMorgan Chase Bank, National Association

c/o J.P. Morgan Securities LLC

4 New York Plaza, Floor 18
New York, NY  10004-2413
Attn:  Mariusz Kwasnik

Title:  Operations Analyst

EDG Corporate Marketing
Telephone: 212-623-7223
Facsimile: 212-623-7719

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

JPMorgan Chase Bank, N.A.

11th Floor

245 Park Avenue

New York, NY 10167

Attn:  Elliot E. Chalom

Title:  Vice President and Assistant General Counsel

Telephone: 212-648-0252

Facsimile: 917-456-3370

Address for notices or communications to Counterparty for all purposes:

Sempra Energy
101 Ash Street
San Diego, CA 92101
Attention: Director of Corporate Finance, HQ5C

Facsimile No.: (619) 696-4899

Telephone No.: (619) 696-2758

Process Agent:  For the purpose of Section 13(c) of the Agreement: Neither Bank nor Counterparty appoints a Process Agent.

Multibranch Party.  For the purpose of Section 10(c) of the Agreement: Bank is a Multibranch Party and Counterparty is not a Multibranch Party.

The Office of Bank for each Transaction is: London

JPMorgan Chase Bank, National Association

London Branch

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

Calculation Agent.  The Calculation Agent is Bank, whose judgments, determinations and calculations in each Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

Bank:  Credit Support Annex

Counterparty:  Not Applicable

Credit Support Provider.

With respect to Bank and with respect to Counterparty, Not Applicable.

Governing Law.  This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Netting of Payments.  The provisions of Section 2(c) of the Agreement shall not be applicable to each Transaction.

Accuracy of Specified Information.  Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations.  Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business.  It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and each Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Additional Representations:

Counterparty Representations.  As of the date hereof and each Trade Date, Counterparty represents and warrants that it: (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (iii) is entering into each Transaction for a bona fide business purpose to hedge or repurchase Shares.

As of the date hereof and each Trade Date, Counterparty represents and warrants that it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.

As of the date hereof and each Trade Date, Counterparty is not insolvent.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to any Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a)

each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Sections 546 and 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)

all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii).  Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”.  Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers.  The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.

Disclosure.  Each party hereby acknowledges and agrees that Bank has authorized Counterparty to disclose each Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Bank) that such disclosure is required by law or by the rules of any securities exchange or similar trading platform.

Severability.  To the extent permitted by law, if any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties.  For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: J.P. MORGAN SECURITIES LLC, as agent

By: ___/s/ Jason M. Wood_____________

Name: Jason M. Wood

Title: Managing Director

Confirmed as of the date first above written:

SEMPRA ENERGY

By: ___/s/ Mark A. Snell_______________

By: ____/s/ Richard A. Vaccari_____________

Name: Mark A. Snell

Name: Richard A. Vaccari

Title: Executive Vice President and Chief Financial Officer

Title: Vice President and Treasurer

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

Supplemental Confirmation of Collared ASAP Minus (VWAP Pricing, Fixed Notional)

Date:

[●], 20[●]

Ref: ●

To:

Sempra Energy  (“Counterparty”)
101 Ash Street
San Diego, CA 92101

Attention:

Richard Vaccari, VP and Treasurer

From:

JPMorgan Chase Bank, National Association (“Bank”)
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

______________________________________________________________________________________

Dear Sir / Madam:

Capitalized terms used herein, unless defined herein, have the meanings set forth in the Master Confirmation of OTC Collared ASAP Minus (VWAP Pricing, Fixed Notional) between Counterparty and J.P. Morgan Securities LLC, as agent for Bank, dated as of September __, 20[●].

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of a Transaction under the Master Confirmation.

The terms of the Transaction to which the Supplemental Confirmation relates are as follows:

Trade Date:

[●]

Hedging Initiation Date:

[●]

Hedging Completion Date:

[●], subject to postponement by the Calculation Agent for each Scheduled Trading Day on which there is an event that would be a Suspension Event or Disrupted Day, were the Hedging Period the Valuation Period instead.

Initial Hedge Position:

The number of Shares determined by Bank to be its initial hedge position

Initial Settlement Date:

The Exchange Business Day immediately following the Hedging Completion Date

Scheduled Valuation Date:

[●]

First Acceleration Date:

[●]

Initial Share Delivery:

A number of Shares equal to [●]of the result of dividing the Prepayment Amount by the closing price of the regular trading session on the Exchange on the Trade Date.

Additional Share Delivery:

A number of Shares equal to (i) the Minimum Shares, minus (ii) Initial Share Delivery; provided, however, that the Additional Share Delivery cannot be less than zero.

Additional Share Delivery Date:

One (1) Exchange Business Day following the Hedging Completion Date.

Prepayment Amount:

[●]

Prepayment Date:

Hedge Initiation Date, on a delivery versus payment basis

Ordinary Dividend Amount:

USD [●] per Share

Scheduled Dividend Dates:

Ex-dividend dates of [●],[●] and [●]

Cap Price:

[●] of the Initial Share Price

Floor Price:

[●] of the Initial Share Price

Minimum Shares:

Prepayment Amount divided by Cap Price

Maximum Shares:

Prepayment Amount divided by Floor Price

Settlement Price Adjustment

Amount:

An amount equal to [●] of the closing price of the Shares on the Trade Date as determined by Bank

Credit Support Amount:

During the Hedging Period, an amount equal to [●].  After the Hedging Period, on each Valuation Date (as such term is used in the Credit Support Annex (the “CSA”)) the Calculation Agent will determine the Settlement Price as if such Valuation Date were the Accelerated Valuation Date (the “Interim Settlement Price”) and then calculate the Credit Support Amount as follows:

(i)

If the Interim Settlement Price is equal to or greater than the

Cap Price, zero.

(ii)

If the Interim Settlement Price is less than the Cap Price:

(I)

the minimum of (1) Maximum Shares – Minimum

Shares, and (2) (Prepayment Amount/Interim   Settlement Price) – Minimum Shares,

(II)

multiplied by the Interim Settlement Price.

Valuation Date (for purposes

of the CSA):

Every Monday during the Valuation Period.

Valuation Time:

5:00 PM EST

Notification Time:

1:00 PM EST on the next Local Business Day after the relevant Valuation Date

Valuation Agent:

Bank

Minimum Transfer Amount:

USD500,000

Collateral:

Bank will pledge Eligible Collateral in the Credit Support subject to the terms as defined below and in the CSA.

Custodian:

JPMorgan Chase Bank, National Association, who shall maintain a collateral account in the name of Counterparty. Bank shall be responsible for all commercially reasonable fees of Custodian.

Eligible Collateral:

The following Items will qualify as “Eligible Collateral”; provided that the individual Item is not on credit watch with negative implications, except for those qualifying Items on Attachment Q1 and any others that the parties may agree from time to time; provided further that no more than 25 individual security positions may be used as Eligible Collateral; and provided further that the maximum portion of Eligible Collateral from any single non-U.S. government credit shall be limited to USD25 million:

Item:

Valuation

Maximum Share of

Percentage:

Eligible Collateral:

(A)

Cash

100%

100%

(B)

Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year     100%    100%

(C)

Securities with maturities of 90 days or less from the date of acquisition issued by the U.S., Switzerland, Canada, England or a member state of the European Union (excluding Greece, Italy, Portugal, Spain, Ireland, and any Countries with sovereign debt ratings below Aa1/AA+) or by an instrumentality or agency of the U.S. government, Switzerland, Canada, England or a member state of the European Union (excluding Greece, Italy Portugal, Spain, Ireland, and any Countries with sovereign debt ratings below Aa1/AA+) having the same credit rating as its government  100%  USD50 million maximum per non-U.S. country

(D)

Certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having stable ratings of at least A/A-1 by S&P and A2/P-1 by Moody’s  100%    100%

(E)

Repurchase obligations of any commercial bank satisfying the requirements of clause (D) of this definition, having a term of not more than seven days with respect to securities issued by the U.S. Government  100%    100%

(F)

Commercial paper of a corporate issuer having stable ratings of at least A/A-1 by S&P and A2/P-1 by Moody’s and maturing within 90 days after the day of acquisition  100%    100%

(G)

Securities with maturities of 90 days or less from the date of acquisition issued by any state, commonwealth or territory of the U.S., by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) having stable ratings of at least A by S&P and A2 by Moody’s  99%    100%

(H)

Securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (D) of this definition  100%    20%

(I)

Shares of money market mutual or similar funds that conform with Rule 2a-7  of the Investment Companies Act of 1940 and having a minimum asset size of $3billion which invest exclusively in assets satisfying the requirements of clauses (C) through (H) of this definition  100%    USD50 million per fund

(J)

Non-Callable Agency Debt having a remaining maturity of not more than one year. For purposes hereof, “Non-Callable Agency Debt” means fixed rate, non-callable, non-amortizing U.S. Dollar-denominated senior debt securities of fixed maturity in book entry form issued by the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System) (“FHLB”), Fannie Mae, the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal Farm Credit Banks (“FFCB”)  99%    100%

(K)

Non-Callable Agency Discount Notes having a remaining maturity of not more than twelve months. For purposes hereof, “Non-Callable Agency Discount Notes” means non-callable U.S. Dollar-denominated discount notes sold at a discount from their principal amount payable at maturity with an original maturity of 360 days or less in book entry form and issued by Fannie Mae, Freddie Mac, FHLB or FFCB  99%    100%

(L)

Callable Agency Debt having a remaining maturity of not more than one year. For purposes hereof, “Callable Agency Debt” means fixed-rate, callable, non-amortizing U.S. Dollar-denominated senior debt securities in book entry form issued by FHLB, Fannie Mae or Freddie Mac    99%    100%

(M)

Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than ten years  99%    100%

(N)

Non-Callable Agency Debt and Callable Agency Debt having a remaining maturity of more than one year but not more than ten years  98%    100%

(O)

Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than ten years  98%    100%

(P)

Non-Callable Agency Debt and Callable Agency Debt having a remaining maturity of more than ten years  97%    100%

(Q)

Corporate Debt having stable ratings of AA or better by Standard & Poor’s and Aa2 or better by Moody’s having a remaining maturity of less than 1 year or as otherwise mutually agreed by the Parties and listed in Attachment Q1 having a remaining maturity of less than one year    97%    50%

Rounding:

The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of USD10,000.

Interest Rate:

The Interest Rate for any day means the greater of (x) 0% or (y) the Federal Funds Overnight Rate. For the purposes hereof, “Federal Funds Overnight Rate” means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Telerate Page 118 or on Bloomberg Page FEDL01 for such day.

Counterparty may terminate the Transaction specified in this Supplemental Confirmation by giving written notice to Bank on or before the Scheduled Trading Day immediately prior to the Hedging Initiation Date.  Upon any such termination, neither party shall have any payment or delivery obligations as a result of this Transaction and all obligations and rights under this Transaction shall cease.

This Transaction is subject to a Plan (as defined in the Master Confirmation) that commences on the Trade Date.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

by: J.P. MORGAN SECURITIES LLC, as agent for

By: ___________________________________

Name:

Title:

Confirmed as of the date first above written:

SEMPRA ENERGY

By: ___________________________________

By: ___________________________________

Name:

Name:

Title:

Title:

ATTACHMENT Q1

The following securities are considered Other Eligible Support so long as their credit ratings and outlooks are no worse than shown in the table below.

None

SCHEDULE A

Share Purchase Activity by Counterparty

None